FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 27, 2024

Date of Report (date of earliest event reported)

Pegasus Digital Mobility Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-40945	98-1596591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

71 Fort Street George Town Grand Cayman Cayman Islands	KY1-1106
(Address of principal executive offices)	(Zip Code)

+1345 769-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one redeemable Warrant	PGSS.U	New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	PGSS	New York Stock Exchange
Redeemable Warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	PGSS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 to this Current Report on Form 8-K is hereby incorporated by reference herein.

On February 27, 2024 Pegasus Digital Mobility Acquisition Corp. (the "Company") approved the entry into an agreement between the Company, Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company (the "Sponsor"), Gebr. Schmid GmbH, Pegasus TopCo B.V. ("TopCo"), and members of the Company's board of directors and the management team of the Company on the use of Pegasus Class B Shares and regarding the stock exchange listing closing condition under the Business Combination Agreement (the “Agreement”). The Agreement includes (i) the parties' agreement on the use of up to 2,812,500 Pegasus Class B Shares (“Incentive Shares”) to be used to incentivize existing shareholders of the Company and/or new investors to enter into non-redemption and investment agreements, (ii) lift and waive certain transfer restrictions and lock-up periods applicable to the Incentive Shares, and (iii) amend the stock exchange listing closing condition in the Business Combination Agreement such that the closing condition will be satisfied if TopCo's initial listing application to either the NYSE or the NASDAQ Stock Market. A form non-redemption agreement between the Company, the Sponsor and a signing investor is attached to the Agreement as Annex A.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 27, 2024, the Company also issued a non-convertible unsecured promissory note (the "February 2024 Promissory Note") in the principal amount of up to $1,000,000.00 to the Sponsor. The February 2024 Promissory Note bears no interest and is repayable in full upon the earliest of April 30, 2024, the date on which the Company consummates a business combination, or within three (3) business days of the receipt by the Company of a break-fee, termination fee or similar arrangement in connection with a potential business combination. If the Company does not consummate a business combination, the February 2024 Promissory Note will not be repaid and all amounts owed under the February 2024 Promissory Note will be forgiven except to the extent that the Company has funds available to it outside of its trust account (as outlined in the February 2024 Promissory Note).

Copies of the Agreement on the Use of Pegasus Class B Shares and Stock Exchange Listing and the February 2024 Promissory Note are attached as Exhibit 10.1 and Exhibit 10.2 respectively to this Current Report on Form 8-K and are incorporated herein by reference. The disclosures as set forth in this Item 1.01 and Item 2.03 are intended to be summaries only and both are qualified in their entirety by reference to the full texts of the Agreement on the Use of Pegasus Class B Shares and Stock Exchange Listing and the February 2024 Promissory Note.

Item 9.01	Financial Statements and Exhibits

Exhibit Number

10.1	Agreement on the Use of Pegasus Class B Shares and Stock Exchange Listing, dated February 27, 2024.
10.2	Promissory Note, dated February 27, 2024, issued to Pegasus Digital Mobility Sponsor LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2024	Pegasus Digital Mobility Acquisition Corp.

	By:	/s/ F. Jeremey Mistry
	Name:	F. Jeremey Mistry
	Title:	Chief Financial Officer